SINOBIOMED ANNOUNCES NEW CHIEF EXECUTIVE OFFICER

NEW EXPERIENCED MANAGEMENT TO MOVE SWIFTLY ON
FUNDING, ACQUISITIONS AND CORPORATIONS INITIATIVES TO ACCELERATE GROWTH

Hong Kong – September 2, 2010 – The Board of Directors of Sinobiomed Inc. ("Sinobiomed", or "the Company") (Pink Sheets:SOBM) is pleased to announce the appointment of a new Chief Executive Officer.

George Yu, incoming President and Chief Executive Officer, has over 15 years of management and corporate development experience.Mr. Yu had worked in operational management roles in technology start-ups in the late 1990s and later acted as management consultant to Fortune 500 companies at Bain. His corporate finance experience includes working at small-cap hedge and venture capital funds in emerging markets and investment banking at Lehman Brothers.  Mr. Yu graduated from Columbia Business School magna cum laude in Finance and Economics.

Mr. Yu plans to implement immediately the following strategic initiatives:

•	Identify strategic acquisition and investment opportunities in high-growth industries
•	Build a results-oriented management team
•	Execute strategic transactions intended to accelerate the growth of the company and create significant shareholder value
•	Obtain necessary funding to execute strategic transactions
•	Focus on operational excellence to deliver results

FORWARD LOOKING STATEMENTS: This news release may include "forward-looking statements" regarding Sinobiomed, and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiomed expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiomed does not undertake any obligation to update any forward looking statement, except as required under applicable law.

CONTACT:
Sinobiomed Inc.
Room 4304, 43/F China Resources Building
26 Harbour Road
Wan Chai
Hong Kong

Investor Relations  Intl.
+86 136 0191 6614 /  U.S. +1 415 830 6210
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